Exhibit T3B.4(a)

Final Form

AMENDED AND RESTATED LIMITED LIABILTY COMPANY AGREEMENT

OF CORE SCIENTIFIC ACQUIRED MINING LLC

(a Delaware Limited Liability Company)

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of XPDI Merger Sub 3, LLC, a Delaware limited liability company (the “Company”), is entered into as of January 20, 2022, and shall constitute the “limited liability company agreement” of the Company within the meaning of Section 18-101 of the Limited Liability Company Act of the State of Delaware (the “Act”).

1. Except as otherwise provided in this Agreement, the default provisions of the Act shall apply to the Company.

2. POWER & DIGITAL INFRASTRUCTURE ACQUISITION CORP. shall be the sole “Member” of the Company within the meaning of Section 18-101(13) of the Act (the “Member”).

3. The name of the Company shall be “Core Scientific Acquired Mining LLC”.

4. The Company shall maintain a Delaware registered office and agent for the service of process as required by the Act. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Member shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

5. The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.

6. The purpose and scope of the Company shall be to engage in such lawful activities as shall be determined by the Member in its sole and absolute discretion.

7. The term (the “Term”) of the Company shall begin as of the date of filing of the certificate of formation of the Company in accordance with Section 18-201 of the Act and, unless otherwise specified in a certificate of cancellation filed by the Member in respect of the Company pursuant to Section 18-203 of the Act, the Term shall be perpetual.

8. Title to all Company property shall be held in the name of the Company; provided, however, that the Company shall make such distributions of cash and/or property to the Member from time to time as the Member shall determine in its sole and absolute discretion.

9. Except as otherwise required by applicable law, the Member shall have no personal liability for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise.

10. The Member has contributed the property described in the Company’s books and records as the Member’s initial capital contribution to the Company. The Member shall have no obligation to make any additional contributions to the capital of the Company and shall make only such contributions as the Member shall determine in its sole and absolute discretion.

11. The Company’s profits and losses shall be allocated to the Member.

12. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

13. The management of the Company shall be vested in the Member. The Member shall control the management and operation of the Company in such manner as the Member shall determine in its sole and absolute discretion. Notwithstanding any provision of this Agreement to the contrary, any contract, agreement, deed, lease, note or other document or instrument executed on behalf of the Company by the Member shall be deemed to have been duly executed and third parties shall be entitled to rely upon the Member’s power to bind the Company without otherwise ascertaining that the requirements of this Agreement have been satisfied.

14. The Member may, from time to time as it deems advisable, appoint officers of the Company (each, an “Officer”) and assign in writing titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 14 may be revoked at any time by the Member. An Officer may be removed with or without cause by the Member.

15. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

16. The Member may transfer all or any portion of its interest in the Company in the Member’s sole and absolute discretion. In the event of any such transfer, this Agreement shall be amended to reflect the respective rights and obligations of the Member and the transferee or transferees. No person shall be admitted to the Company as an additional member without the written consent of the Member, which consent may be withheld in the Member’s sole and absolute discretion.

17. The fiscal year of the Company shall be the calendar year.

18. The “Core Scientific Acquired Mining LLC” name and mark are the property of the Member. The Company’s authority to use such name and mark may be withdrawn by the Member at any time without compensation to the Company. Following the dissolution and liquidation of the Company, all right, title and interest in and to such name and mark shall be held solely by the Member.

19. The interpretation and enforceability of this Agreement and the rights and liabilities of the Member as such shall be governed by the laws of the State of Delaware as such laws are applied in connection with limited liability company operating agreements entered into and wholly performed upon in Delaware by residents of Delaware. To the extent permitted by the Act and other applicable law, the provisions of this Agreement shall supersede any contrary provisions of the Act or other applicable law.

20. In the event any provision of this Agreement is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Agreement and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

21. This Agreement may be amended, in whole or in part, only through a written amendment executed by the Member. In the event this Agreement shall be amended, the Member shall amend the Certificate of Formation of the Company to reflect such change if it deems such amendment of the Certificate of Formation of the Company to be necessary or appropriate.

22. To the fullest extent permitted by applicable law, no current or former Member or Officer shall be liable to the Company or any Member for any loss suffered by the Company that arises out of any action taken (or omission to act) by such Member or Officer, except in the case of gross negligence, willful misconduct or fraud of such Member or Officer.

23. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) Members, managers, officers, employees and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through limited liability company agreement provisions, agreements with such agents or other persons, vote of Members or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If the Act or other applicable law is amended after approval by the members of this Section 23 to authorize limited liability company action further eliminating or limiting the personal liability of Members, managers, officers, employees or agents, then the liability of a Member, officer, manager, employee or agent of the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended. Any repeal or modification of this Section 23 by the Members of the Company shall not adversely affect any right or protection of any Member, manager, officer, employee or agent of the Company with respect to acts or omissions of such Member, manager, officer, employee or agent occurring prior to such repeal or modification.

24. Subject to Section 26, the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a Member, manager, officer, employee or agent of the Company, or is or was a Member, manager, officer, employee or agent serving at the request of the Company as a director, manager, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise (including employee benefit plants and nonprofit enterprises), against all expense, liability and loss (including attorneys’ fees, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan), ERISA excise taxes or penalties and amount paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

25. Subject to Section 26, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a Member, manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise (including employee benefit plants and nonprofit enterprises) against expenses (including attorneys’ fees) reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

26. Any indemnification under Section 24 or Section 25 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former Member, manager, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 24 and Section 25, as the case may be. Such determination shall be made by the Member. To the extent that a Member, manager, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

27. Expenses (including attorneys’ fees) incurred by a Member, manager, officer, employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding by the Company upon receipt of (a) a written request by or on behalf of the Member, manager, officer, employee or agent including such evidence of the incurrence of expenses as the Company may reasonably request, and (b) a written undertaking by or on behalf of such Member, manager, officer, employee or agent to repay all such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Agreement.

28. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Agreement shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of Members or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

29. The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a manager, officer, employee or agent of the Company, or is or was a manager, officer, employee or agent serving at the request of the Company as a director, manager, officer, employee or agent on another corporation, partnership, limited liability company, joint venture, trust, or other enterprise (including employee benefit plants and nonprofit enterprises) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify or the obligation to indemnify such person against such liability under this Agreement. For purposes of Sections 24, 25 and 29, “serving at the request of the Company” includes any service as a director, manager, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, manager, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

30. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Member, manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

31. Notwithstanding anything contained in this Agreement to the contrary, the Company shall not be obligated to indemnify any Member, manager, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Member.

32. This Agreement contains the entire understanding and intent of the Member regarding the Company and supersedes any prior written or oral agreement respecting the Company. There are no representations, agreements, arrangements, or understandings, oral or written, of the Member relating to the Company that are not fully expressed in this Agreement.

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IN WITNESS WHEREOF, the Member has executed this Agreement as of the date first above written.

MEMBER:

POWER & DIGITAL INFRASTRUCTURE ACQUISITION CORP.

By:
Name:	Patrick C. Eilers
Title:	Director and Co-President

[SIGNATURE PAGE TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CORE SCIENTIFIC ACQUIRED MINING LLC]